Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ADS of HiSoft Technology International Limited

Dated: February 13, 2012

GRANITE GLOBAL VENTURES (Q.P.) L.P.
GRANITE GLOBAL VENTURES L.P.

BY:	GRANITE GLOBAL VENTURES L.L.C.
ITS:	GENERAL PARTNER

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

GRANITE GLOBAL VENTURES L.L.C.

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

GRANITE GLOBAL VENTURES II L.P.
GGV II ENTREPRENEURS FUND L.P.

BY:	GRANITE GLOBAL VENTURES II L.L.C
ITS:	GENERAL PARTNER

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

GRANITE GLOBAL VENTURES II L.L.C.

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Ray A. Rothrock

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Anthony Sun

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Scott B. Bonham

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Joel D. Kellman

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Jixun Foo

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Glenn Solomon

/s/ Hany M. Nada
Hany M. Nada

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Thomas K. Ng

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Jenny Lee

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